EXHIBIT 10(x)






                                 LEASE AGREEMENT

                             TRANSLATION TO ENGLISH

                                 LEASE AGREEMENT
                                 ---------------

A lease agreement between the company A.G. TECHNOLOGIES DE MEXICO, S.A. DE C.V., represented by its president, MR. DOUGLAS KVALVOG, hereinafter referred to as "LESSEE," and CONSORCIO INMOBILIARIO DEL NORESTE, S.A. DE C.V., represented by C.P. FEDERICO JAVIER CARRETERO ZARDENETA, hereinafter referred to as "LEASOR," and who present the following declarations and clauses:

                                  DECLARATIONS

I. The LEASOR, through its representative, C.P. Federico Javier Carretero Zardeneta, whose capacity as representative is legally established through Public Instrument No. 2,361, Volume XLIX, dated March 12, 1993, and executed before Notary Public No. 154, H. Matamoros, Tamaulipas, Mr. Vito Cerda Cabrera. The aforesaid legal instrument was recorded in the Public Commercial Register of Ciudad H. Matamoros, Tam., under number 120V, Folio 120V, Book Number I, and dated August 23, 1993, declares the following:

     (A) That it is a legally established corporation under the laws of the United States of Mexico, as recorded in Legal Instrument No. 743, dated March 30, 1982, and executed before Mr. Vito Cerda Cabrera, Notary Public No. 154 of H. Matamoros, Tamaulipas. The aforesaid legal instrument was recorded in the Public Commercial Register of Ciudad H. Matamoros, Tamaulipas, under number 135, Book 135, page 1, dated January 30, 1996.

     (B) That the LEASOR is the legitimate and sole proprietor of the property located on Carretera Lauro Villar y Calle Colorado No. s/n, of this city.

     (C) That it has the legal standing necessary to bind itself under the provisions of this agreement.

     (D) That it wishes to lease out the property located on Carretera Lauro Villar y Colorado del Parque Industrial CYLSA, of this city, consisting of 37,949.40 square feet of surface area (hereinafter referred to as the "PROPERTY").

II. The LESSEE declares, through its representative, as follows:

     Mr. Douglas Kvalvog, whose legal status is established through Public Instrument No. 1916, Volume 59, dated December 24, 1994, and executed before Notary Public No. 133 of H. Matamoros, Tamaulipas, Mr. Ruben Gonzalez Chapa, and registered in the Public Commercial Register No. 126V, Seal 126V, of Book No. 1, dated February 6, 1995.

     (A) That it is a legally established corporation under the laws of the United States of Mexico, as recorded in Legal Instrument No. 59, dated [day unreadable on copy provided] of December, 1994, executed before Mr. Ruben Gonzales

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          Chapa, Notary Public No. 133, of H. Matamoros, Tamaulipas, and
          registered in the Public Commercial Register under No.120V, Seal 126V, of Book No. 1, and dated February 6, 1995.

     (B)  That its place of business is located in Matamoros, Tamaulipas.

     (C) That its representative has broad, complete, and sufficient legal authority to bind his principal to the provisions of this agreement, and that such authority has not been revoked or restricted in any way.

     (D) That it wishes to lease the property described in declaration I-D above.

Having stated the above, the parties offer the following:

                                     CLAUSES

                                 FIRST - PURPOSE
                                 ---------------

As agreed under the terms of this contract, the LEASOR will convey to the LESSEE the temporary use and possession of the PROPERTY described in declaration I-D above on the date stated in the Fourth clause of this contract, and the LESSEE will accept its conveyance on the date stated above and agrees to use and enjoy the PROPERTY, along with all of its installations and furnishings, adhering to the provisions of this contract.

                             SECOND - CONSIDERATION
                             ----------------------

As consideration for this lease, the LESSEE will pay to the LEASOR, throughout the duration of the lease, a monthly rent in the following manner:

    I. During the first five years of leasing, the monthly rent will be $0.4207 (Zero point forty-two, zero seven cents of a dollar, legal currency of the United States of America), per square feet and totaling annually $5.048 (Five dollars, zero forty-eight cents of a dollar, legal currency of the United States of America) per square feet, which represents the total annual rent of $191,583.75 (One hundred and ninety-one thousand, five hundred eighty-three dollars 75/100), legal currency of the United States of America, and which will be paid in the following manner: twelve monthly installments of $15,965.31 (Fifteen thousand, nine hundred and sixty-five dollars 31/100), plus the corresponding valued-added tax.

    II. During the first five years of this lease, the rent will not be increased.

         Payment of the rent will be made in legal currency of the United States of



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         America, or in the national currency in accordance to the exchange rate in effect on the date that the LEASOR receives payment of the rent.

    III. The LESSEE will pay, as a deposit, two months worth of rent upon the signing of this contract and in the amount of $28,035.62 dollars, and consisting of the following:

         NEW BUILDING: 27,699.40 sq. ft. at $0.4207 dollars
               For two months .............................   $23,306.27 dollars

         EXISTING BUILDING: 10,250.00 sq. ft. at $0.4207 dollars
               For two months ..............................   $8,624.35 dollars
                                                              ------------------
                                             TOTAL DEPOSIT:   $31,930.62 dollars

         SUBTRACTING: Amount deposited by MTI de Mexico
                  On Sept. 30, 1999 ........................   $3,895.00 dollars

         SUBTRACTING: Deposit by A.G. Magnetics ............   $5,674.76 dollars
                                                              ------------------
                                        DEPOSIT TO BE PAID:   $22,360.86 dollars


         In the event that MTI de Mexico, S.A. de C.V., reclaims its deposits, A.G. Technologies shall immediately pay the LEASOR said deposit.

         Similarly, the deposit received from A.G. Technologies for Building Plant I will be deducted from the rent 30 days after such building is vacated, as long as all services which the LESSEE has contracted for--such as telephone service, water and sewage, power, and any other services--have been properly paid for and such payment is proved by presenting the verifying receipts. The refund of this deposit shall be made after deductions corresponding to work performed in order to fix any damage found at said installation, except damage due to normal deterioration as agreed by the parties.

         The PROPERTY shall be finished and conveyed in its totality, in the areas of production and offices, on July 16, 2001, and the LEASOR agrees to complete all exterior work within the following 18 days.

         The deposits will be used to guarantee compensation for any possible damage to the PROPERTY, or towards any outstanding bills for power, water, telephone service, etc. The LEASOR shall take into consideration the normal deterioration caused by the use of the property during the duration of the lease, and said deposits shall be returned upon the termination of this lease


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         only if the PROPERTY has not suffered any damage and there are no outstanding service bills.

                             THIRD - MODE OF PAYMENT
                             -----------------------

The LESSEE will furnish payment to the LEASOR at its offices, located on Calle Bustamante and 4A, No.2, in the amount indicated in clause two above, per month and in advance within the first 5 days of each month, also paying any value-added tax due. Similarly, the LEASOR shall furnish the LESSEE a receipt each month, as proof of payment of the rent, and said receipt shall meet any and all applicable fiscal requirements existing at the time.

If rent is not timely paid, the LESSEE shall pay the LEASOR interest for delayed payment at an annual rate equal to two points above the prime rate of the Texas Commerce Bank.

                                FOURTH - DURATION
                                -----------------

The duration of this contract shall be for five (5) years, beginning on July 16, 2001, and ending on July 15, of 2006 ("Initial Term"), binding on both parties except upon the occurrence of the events listed in clause Fourteenth of this agreement.

The LEASOR hereby grants an option to the LESSEE to extend the Initial Term of this contract for an additional term of five years ("Second Term"). In order to execute this option, the LESSEE must provide written notice to the LEASOR at least 180 days prior to the termination of the Initial Term; otherwise, the LEASOR shall not be obligated to reserve the PROPERTY for the LESSEE and the LEASOR may take any action required in order to promote and advertise the PROPERTY for a future lessee.

In case that the LESSEE executes the option to extend the Initial Term, the LESSEE agrees and accepts that the rent established by the Initial Term shall be increased 8.5% over the base rent for the beginning of the Second Term. Thereafter, rent will remain fixed for the duration of the Second Term.

                          FIFTH - USES OF THE PROPERTY
                          ----------------------------

The LESSEE will be allowed to use the PROPERTY for the following purposes: office, storage, production plant, and for any social purposes of the company.

                            SIXTH - FEES AND SERVICES
                            -------------------------

The LESSEE agrees to pay all fees and services corresponding to the following:

         A) Water services
         B) Power supply (1000 KVA)


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         C) Telephone (all available lines)
         D) Gas supply
         E) Cleaning services

The LEASOR will provide all the services mentioned above for the PROPERTY as well as:

         A) Enough bathrooms for men and women in both the production floor and office areas.

         B)    Appropriate sewage drainage.

         C) Floor sealing for the production area of the new building according to the proposal to be provided to the LESSEE by the LEASOR.

         D)    Enough parking space to accommodate at least twenty cars.

The LEASOR will install 5 (five) new air conditioning units with a capacity of 85 tons in total, in addition to those already existing in the building. The normal repair and maintenance costs of this equipment will be the responsibility of the LESSEE.

If due to an increase in personnel or in equipment, the LESSEE needs to increase the air conditioning capacity/tonnage, such increase will be paid and installed by the LESSEE, without it affecting the price of the rent.

Furthermore, the LEASOR agrees to provide the LESSEE copies and/or the original, of the guarantees issued by the makers of the above-mentioned equipment. The LESSEE shall have the right to demand or enforce directly all of the rights and benefits of the LEASOR as it regards said guarantees.

Similarly, the LEASOR agrees to maintain, in good functioning order, the rain drainage system for the PROPERTY's parking lot, and for its dock, as to avoid flooding problems.

                                 SEVENTH - TAXES
                                 ---------------

All taxes, duties, and contributions that may arise from the PROPERTY will be paid by the LEASOR.

The LEASOR will furnish the LESSEE--within two weeks from the date on which payment is presented to the corresponding authority--with copies of all fiscal payments related to the PROPERTY, as well as any other information that the LESSEE might reasonably require in order to verify that such payments were made.

                                 EIGHT - REPAIRS
                                 ---------------

The LEASOR agrees to maintain, repair, and preserve the PROPERTY in good condition, so that it may be used and enjoyed by the LESSEE in the same condition as it was at the time of delivery to, and acceptance of the PROPERTY by, the LESSEE and according to the provisions of this contract. The repairs referred to in this paragraph will be begun by the LEASOR within ten days following the date on which the LESSEE provides notice of their need, in case that the


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repairs are not made within this period, the LESSEE may deduct the cost of the repairs from the rent without any obligation by the LESSEE to actually carry out the repairs.

Similarly, the LESSEE agrees to maintain, repair, and preserve in good working condition the air conditioning units, as well as the floor of the PROPERTY, except as it regards their normal deterioration from daily use.

The LESSEE is only responsible to carry out those repairs resulting from damages caused by the Company, or by its personnel or visitors.

If, as a consequence of the repairs which the LEASOR is obligated to perform, the LESSEE loses the total use of the PROPERTY, the LESSEE may then ask for rescission of this contract.

                  NINTH - DESTRUCTION OR DAMAGE TO THE PROPERTY
                  ---------------------------------------------

If the property is destroyed and, consequently, it could no longer be leased out--due to storm, fire, lighting, earthquake, or other disaster or catastrophe--the LEASOR will immediately, within a period of 4 (FOUR) months, rebuild the PROPERTY to the same condition it was in prior to its destruction, and the LEASOR will do everything possible to find an temporary locale to house the LESSEE's operations. During the period of reconstruction, there will be no rent due nor paid, and the terms of payment established in this contract will be extended, along with all corresponding provisions and conditions, for a period of time equal in duration to that required to carry out the reconstruction of the PROPERTY.

If this impediment to the use of the PROPERTY can be attributed to the negligence of the LESSEE--or its agents, employees, or visitors--the LESSEE will continue to pay rent as if it was using the industrial installation, unless this loss is covered by rental insurance or other insurance.

In case of a partial impediment to the use of the industrial unit, due to a cause not attributable to the LESSEE, the parties will agree to the proportion in which rent is to be reduced, and if no agreement is reached, each party will designate an expert to make a decision, and if both experts fail to reach an agreement, the experts will designate a third expert. The decision of a majority of the experts will be final and binding upon the parties, or if the parties agree on designating a single expert, his/her decision will be final and binding upon the parties.

Repairs must be carried out as soon as possible, but within a period not to exceed 45 (FORTY-FIVE) days, and once the repairs are made, rent will again be paid in full.

Similarly, it is agreed that in the event that it becomes impossible for the LESSEE to continue its activities at the PROPERTY--due to any damage caused by the disasters listed above--the LESSEE may terminate this agreement in advance along with all corresponding obligations under the contract. If notwithstanding the above, the LESSEE decides not to terminate the contract, the obligation to pay rent will be suspended until the PROPERTY is repaired or rebuilt, so that the LESSEE may be able to continue its activities. No part of the above will affect the insurance policies referred to in clause Twelfth of this contract.


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                                 TENTH - SIGNAGE
                                 ---------------

The LEASOR agrees to allow the LESSEE to place any signs, emblems, distinguishing marks, etc., that identify the company, as long as said signs, emblems, and distinguishing marks comply with the provisions of any applicable laws and regulations.

It is agreed that no signs may be placed on the roof of the PROPERTY which may damage its structure.

                            ELEVENTH - INSTALLATIONS
                            ------------------------

The LESSEE has the right to make any necessary installations and to place any equipment and machinery that it believes necessary for the proper carrying out of its activities, as long as said installations do not damage the structure of the PROPERTY.

Upon the expiration of this lease contract, the LESSEE will have the right to remove from the PROPERTY those installations, equipment, and machinery either made or used during the life of this contract, agreeing to return the PROPERTY in the condition in which it was received. It is also agreed that all permanent constructions or improvements will remain to the benefit of the LEASOR.

                               TWELFTH - INSURANCE
                               -------------------

In addition to the insurance coverage required under this contract, each party will obtain insurance as they deem it necessary and suitable, of the type and coverage adequate to protect their respective interests under this contract against any loss and/or risks. Without limiting the generality of what has been mentioned above, the LEASOR at its discretion may retain and keep at its cost, rent insurance as to cover any lost due to rent debts.

The parties agree to maintain insurance coverage adhering to the following terms and conditions:

1. The LEASOR will obtain and maintain insurance coverage, and will pay the required insurance premiums to retain said coverage during the life of this contract and over any broadening, extension, or renovation of said contract as follows:

     (A) An insurance policy covering the Industrial Installation against loss or damage due to fire, lighting, explosion, hurricane, hail, airplanes, vehicles and smoke, earthquake and/or volcanic eruptions, strikes, riots, vandalism, or any actual risk, or from now on covered under the so called "Broad Coverage" (including insurance against glass rupture) covering such amounts as to prevent the LEASOR or LESSEE from becoming co-insureds under the terms of the applicable policies, but at not point to be for a total coverage of less than one-hundred percent or of the "Total Insured Amount" (Replacement Value) that for purposes of this clause will be determined to be the replacement cost of the building less the excavation costs, foundation and

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          columns and without any deduction for the physical depreciation of the industrial unit. Said "Total Insured Amount" will be mutually established from time to time, but only once for every twelve-month period. Any deductibles established by the insurance company as it regards these costs will be the sole responsibility of the LEASOR.

2. The LESSEE will obtain and maintain insurance coverage, and will pay the required insurance premiums to retain said coverage during the life of this contract and over any broadening, extension, or renovation of said contract as follows:

     (A) Civil liability insurance, that will cover lawsuits for injuries, death, or property damage occurring on the leased property for a total of no less than US$50,000 dollars (Fifty thousand dollars, legal currency of the United States of America), for patrimonial damages of no less than US$100,000 (One hundred thousand dollars), legal currency of the United States of America.

     (B) Insurance to cover losses or damage due to the malfunctioning of boilers (or compressors) or due to the internal explosion of boilers (or compressors) for high pressure boilers (or compressors) installed in the building and in the amount that the LEASOR from time to time may reasonably require.

3. Any and all insurance policies required by this clause will be covered by valid and executable policies, issued by well-known insurance companies of good reputation and authorized to operate in Mexico.

4. Any and all insurance policies required by this contract will name the LESSEE and the LEASOR as the insured parties, as it corresponds to their respective interests, and if required by the LEASOR they will include general clauses referring to mortgages in favor of the PROPERTY's mortgage holders.

5. The LESSEE will provide to the LEASOR those certificates or insurance policies as stated in the provision of this Twelfth clause.

6. All policies or certificates issued by the insurer will contain an agreement that the insurer of said policy will not cancel the policy without giving prior notice of at least 10 (ten) days to the LESSEE and to the LEASOR, and that any loss will be payable to the LESSEE or LEASOR regardless of an act of negligence of the other party that would otherwise result in a full or partial cancellation of said policy.

7. In case of damage to the leased property resulting in damage or destruction of the industrial unit, the LESSEE will immediately provide written notice of this occurrence to the LEASOR. The LEASOR will then begin adjustment procedures as soon as it receives such notice from the LESSEE.


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             THIRTEENTH - QUIET ENJOYMENT OF THE PROPERTY, SURVIVAL,
             -------------------------------------------------------
                     AND SUBORDINATION OF THE LEASE CONTRACT
                     ---------------------------------------

The LEASOR guarantees that it has the sole and unrestricted title to the PROPERTY and that the LESSEE will have the quiet enjoyment and use of it. Similarly, the LEASOR agrees to defend and protect the LESSEE from any obligation--including fines and/or interest that may be demanded from the LEASOR--as a consequence of any act or omission by the LEASOR that directly or indirectly may result in said obligation, fine, and/or interest.

Similarly, the LESSEE and LEASOR agree that, under the provisions of the Code of the State of Tamaulipas, Mexico, this contract will survive any transfer of the PROPERTY, or the imposition of any lien or mortgage by the LEASOR over said property, and that any failure to make payment on said liens or mortgages will not affect in any way the terms of this contract or its extensions, and that any modification to said mortgages or any new mortgage on the PROPERTY will contain a provision recognizing the existence and duration of this contract and the right to extend said contract, if the right to an extension is agreed to by the parties at the time of the LEASOR's entry into the mortgage.

The LESSEE agrees to, upon request by the LEASOR, subordinate this contract (including any extension to the same) to any mortgage that is made on the PROPERTY, as long as the mortgagee agrees to recognize the rights of the LESSEE under this contract. Similarly, the mortgagee agrees not to disturb the possession and other rights of the LESSEE as stated in the terms of this contract and as long as the LESSEE continues to meet its obligations under this contract. In the event that the mortgagee acquires title to the PROPERTY through foreclosure, or by any other means, the mortgagee agrees to accept the LESSEE as such and under the provisions of this document. The LESSEE and LEASOR agree to execute and deliver all the necessary documents to carry out the provisions contained in this clause.

                FOURTEENTH - REASONS FOR RESCISSION DUE TO BREACH
                -------------------------------------------------

The following are reasons to rescind this contract:

    ATTRIBUTABLE TO THE LESSEE:

    (A) Failure to make timely payment of the rent for more than two months, except when due to those reasons for interruption mentioned in this contract.

If an advance cancellation of this contract is due to reasons attributable to the LESSEE, the LESSEE will pay to the LEASOR rent corresponding to any remaining months (from the contract's cancellation to its termination). It is agreed that the above will not apply in case of advance cancellation when the LEASOR has another lessee ready to occupy the property with the same or better economic and financial solvency, and in such case there will be no penalty to the LESSEE for said advance termination.

    (B) Use the property for a different use than that agreed to, or for an use which is against the law.


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    (C) In general, the noncompliance with any of the obligations derived from this contract.

    ATTRIBUTABLE TO THE LEASOR:

    (A) Failure to perform repairs to the PROPERTY or those repairs which it is obligated to perform as per clause 8 of this contract.

    (B) In general, the noncompliance with any of the obligations derived from this contract.

Prior to the termination, the non-complying party will receive written notice specifying the nature of the noncompliance, and will have 30 days from the day of receipt of this notice to correct the noncompliance; if such correction is not made within said term of thirty days, this term may be extended in a reasonable manner depending on the circumstances, and as long as the necessary corrections are pursued.

If at any point during the life of this contract, or during an extension of the same, the LESSEE or the LEASOR fail to meet one or more of their obligations as stated in the terms of this contract, the LEASOR or LESSEE, after having provided written notice to the other party (or without notice in case of emergency) and without releasing the LEASOR or the LESSEE from any of the obligations of this contract, will be able to [terminate the contract], but without having to carry out the acts which the other party is obligated to perform under this contract, and will also be able to enter the PROPERTY to carry out any necessary acts as demanded by the particular situation.

Any amount paid by LEASOR or by the LESSEE, as it might be the case, regarding the carrying out of said obligations, will be paid by the other party.

                            FIFTEENTH - ENVIRONMENTAL
                            -------------------------

The LEASOR declares and guarantees that the PROPERTY is free from any spill or accident of an environmental or dangerous sort as described under the provisions of the General Law of Ecological Balance and Environmental Protection, its regulations and other legal ordinances of the United States of Mexico regarding the environment. The LEASOR agrees to indemnify, defend, and protect the LESSEE from any obligations that may have been present prior to the date of delivery of the PROPERTY and resulting from any act, omission, or negligence by the LEASOR that might have directly or indirectly led to such a penalty, including all costs and expenses incurred in the cleaning of the PROPERTY in order to meet any requirements established by the appropriate environmental authorities, as well as any other dispositions relevant to this subject matter.


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                    SIXTEENTH - MODIFICATIONS TO THE CONTRACT
                    -----------------------------------------

Any modification to this contract will be made in writing and must be signed by a representative of each of the parties. Such representatives must have the required authority to bind its principal to the terms of the modification.

                              SEVENTEENTH - NOTICES
                              ---------------------

If any further communication between the parties is required after the signing of this contract, such communication shall be made in writing and sent via certified mail with acknowledgement of receipt or by any other means that assure receipt. For this purpose, the parties state that their corresponding places of business are as follows:

LEASOR:    Calle Bustamante y 4A, No. 2
           H. Matamoros, Tamaulipas
           Atn. C.P. Federico Javier Carretero
           Zardeneta
           Atn. Depto. Legal

LESSEE:    Carretera Lauro Villar
           Calle Colorado S/N
           H. Matamoros, Tamaulipas
           Atn. Mr. Douglas Kvalvog
           Depto. Legal

                            EIGHTEENTH - REGISTRATION
                            -------------------------

The parties agree that this contract will be registered before the relevant authorities and that any registration costs will be the responsibility of the LEASOR.

                        NINETEENTH - ASSIGNMENT OF RIGHTS
                        ---------------------------------

The LESSEE is authorized to assign or sublease this contract to natural or legal persons. Prior written authorization will be required before an assignment, and the LEASOR will not unreasonably deny or delay such authorization. In case of a sublease, the LESSEE will provide written notice to the LEASOR (in the event of an assignment, the LESSEE will be immediately released from all existing obligations, or those under this contract from the beginning of the contract until the date of said assignment. Nonetheless, in case of a sublease, the LESSEE will be responsible for the fulfillment of all obligations as stated in the terms of this contract, except if the LEASOR and LESSEE agree to otherwise in writing).

                   TWENTIETH - JURISDICTION & APPLICABLE LAWS
                   ------------------------------------------

For the interpretation and fulfillment of this contract, as well as for anything not foreseen in its clauses, the parties agree to adhere to the dispositions of the State of Tamaulipas, as well as the jurisdiction of the competent tribunals of that State, renouncing therefore, from the venue that their places of business, or other reasons, may provide.


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Two copies are signed on July 16th, 2001, at the City of H. Matamoros,
Tamaulipas, Mexico.

                                    "LEASOR"
                Consorcio Inmobiliario del Noroeste, S.A. de C.V.
             Represented by Mr. Federico Javier Carretero Zardeneta

                                    "LESSEE"
                    A.G. Technologies de Mexico S.A. de C.V.
                       Represented by Mr. Douglas Kvalvog

                                  WITNESSED BY:
                   David Nunez Alvarado & Antonio Morales Rios


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